NEWS RELEASE

As previously announced, TDS will hold a teleconference Nov. 7, 2012 at 7:30 a.m. CST. Interested parties may listen to the call live by accessing the Investor Relations page of www.teldta.com.

Contact:	Jane W. McCahon, Vice President, Corporate Relations (312) 592-5379; jane.mccahon@teldta.com
Julie D. Mathews, Manager, Investor Relations (312) 592-5341; julie.mathews@teldta.com

FOR RELEASE: IMMEDIATE

TDS REPORTS THIRD QUARTER 2012 RESULTS

U.S. Cellular Announces Transaction to Exit Certain Midwest Markets

Note: Comparisons are year over year unless otherwise noted.

3Q 2012 Highlights

TDS Consolidated

▪         Operating revenues increased 3 percent to $1,370.1 million.

U.S. Cellular

▪         Retail gross additions increased 23 percent resulting in a net gain of 19,000 retail customers, compared to a net loss of 23,000 retail customers.

▪         Postpaid gross additions increased 7 percent and postpaid churn increased to 1.7 percent, resulting in a net loss of 38,000 postpaid customers in the quarter. Postpaid customers comprised 93 percent of retail customers.

▪         Prepaid gross additions increased 71 percent, driven by the introduction of U Prepaid in select Walmart stores, and prepaid churn decreased to 5.9 percent, resulting in a net increase of 57,000 prepaid customers in the quarter.

▪         Total revenues increased 3 percent; service revenues remained steady at $1,036.4 million.

▪         Postpaid ARPU (average revenue per user) increased 4 percent to $54.34 from $52.41; total ARPU increased 3 percent to $59.57 from $58.09.

▪         Postpaid smartphone customers increased to 38.6 percent of customers from 26.2 percent. Smartphones as a percent of total devices sold increased to 53.0 percent from 39.9 percent; 50 percent of smartphones sold were 4G.

▪         Cell sites in service increased 2 percent to 7,984, of which 4,545 are owned towers.

▪         4G LTE network now covers 30 percent of customers; expect to reach 58 percent of customers by year end.

TDS Telecom

▪          Operating revenues increased 5 percent to $220.4 million.

▪           ILEC triple play (voice, data, and video) penetration increased to 31 percent from 28 percent.

▪          managedIP connections (ILEC and CLEC) grew 89 percent to 84,500 from 44,800.

CHICAGO –Nov. 7, 2012 — Telephone and Data Systems, Inc. [NYSE:TDS] reported operating revenues of $1,370.1 million for the third quarter of 2012, an increase of 3 percent from $1,325.4 million in the comparable period one year ago. Net income attributable to TDS shareholders and related diluted earnings per share were $29.1 million and $0.27, respectively, for the third quarter of 2012, compared to $71.3 million and $0.65, respectively, in the comparable period one year ago. In the third quarter of 2011, TDS recorded a $12.7 million gain on investment, as a result of an acquisition.

“U.S. Cellular and TDS Telecom achieved modest revenue growth, while profitability declined due to increasing smartphone subsidies, declining regulatory support and investment spending," said LeRoy T. Carlson, Jr., TDS president and CEO.

“U.S. Cellular continued to achieve strong growth in net prepaid customers, driven by the U Prepaid product sold through Walmart. We had solid growth in gross postpaid customers, but churn remained elevated. U.S. Cellular recently began offering a postpaid product through Walmart as well, and continues to explore new distribution options. We are working aggressively to build consideration and loyalty with competitive devices like the 4G LTE Samsung Galaxy S® III, which helped to increase smartphone penetration in the quarter, and the recently introduced 4G LTE Samsung Galaxy Note® II.

“TDS Telecom added residential TDS TV® and triple play bundle customers. Higher revenue from acquisitions in the hosted and managed services business helped to offset decreases in ILEC and CLEC revenue. Profitability was impacted by reductions in wholesale and regulatory revenues, as expected, though to a lesser degree than in the first half of the year.”

U.S. Cellular Strategic Actions

In a separate release, U.S. Cellular also announced today two strategic actions designed to increase focus on markets where it has strong positions and streamline operations to increase overall efficiency and effectiveness. The company has entered into a definitive agreement with Sprint, who will purchase its customers and PCS spectrum in certain Midwest markets. U.S. Cellular will also transition the operations of its Bolingbrook, Ill., customer care center to an existing vendor partner. Further information can be found on the U.S. Cellular Investor Relations website.

Guidance for year ending Dec. 31, 2012

Guidance for the year ending Dec. 31, 2012 as of Nov. 7, 2012 is provided below, compared to the previous guidance provided on Aug. 3, 2012.  TDS undertakes no duty to update such information, whether as a result of new information, future events, or otherwise.  There can be no assurance that final results will not differ materially from this guidance.

U.S. Cellular - Before Effects of Sprint Transaction - see Note (1)	2012 Estimated Results (1)	Previous Estimates (2)
Service revenues	$4,075-$4,125 million	$4,050-$4,150 million
Operating income (3)	$200-$250 million	$200-$300 million
Depreciation, amortization and accretion expenses, and impairment of assets and net gain
or loss on asset disposals and exchanges (3)	Approx. $600 million	Unchanged
Adjusted OIBDA (3) (5)	$800-$850 million	$800-$900 million
Capital expenditures	Approx. $850 million	Unchanged

TDS Telecom Operations	2012 Estimated Results (4)	Previous Estimates (2)
Operating revenues	$850-$860 million	$850-$880 million
Operating income	$40-$50 million	$50-$70 million
Depreciation, amortization and accretion expenses, and impairment of assets and net gain
or loss on asset disposals and exchanges (3)	Approx. $195 million	Unchanged
Adjusted OIBDA (5)	$235-$245 million	$245-$265 million
Capital expenditures	$175-$190 million	$170-$190 million

(1)   These estimates are based on U.S. Cellular’s current plans, which include a multi-year deployment of 4G LTE technology which commenced in 2011.  New developments or changing conditions (such as customer net growth, customer demand for data services or possible acquisitions, dispositions or exchanges) could affect U.S. Cellular’s plans and, therefore, its 2012 estimated results. These estimates are before the effects of the definitive agreement signed with Sprint, who will purchase U.S. Cellular customers and PCS Spectrum in certain Midwest markets. The Company expects to incur incremental operating expenses in the fourth quarter of 2012 in the range of $30 to $60 million for severance, incremental accelerated depreciation, asset write-downs and other costs related to this transaction, which will decrease Operating income, increase Depreciation, amortization and accretion expenses, and impairment of assets and net gain or loss on asset disposals and exchanges, and decrease OIBDA.

(2)   The 2012 Estimated Results as disclosed in TDS’ Quarterly Report on Form 10-Q for the period ended June 30, 2012.

(3)   The 2012 Estimated Results do not include any estimate for unrecognized net gains or losses related to disposals and exchanges of assets or losses on impairment of assets (since such transactions and their effects are uncertain).

(4)   These estimates are based on TDS Telecom’s current plans which include a multi-year deployment of IPTV that commenced in 2011. New developments or changing conditions (such as costs to deploy, agreements for content or franchises or possible acquisitions, dispositions or exchanges) could affect TDS Telecom’s plans and, therefore, its 2012 estimated results.

(5)   Adjusted OIBDA is defined as operating income excluding the effects of: depreciation, amortization and accretion (OIBDA); the loss on impairment of assets (if any); and the net gain or loss on asset disposals and exchanges (if any).  Adjusted OIBDA excludes the loss on impairment of assets (if any) and net gain or loss on asset disposals and exchanges (if any) in order to show operating results on a more comparable basis from period to period.  TDS does not intend to imply that any of such amounts that are excluded are non-recurring, infrequent or unusual; such gains or losses may occur in the future.
Adjusted OIBDA is a segment measure reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance.  This amount may also be commonly referred to by management as operating cash flow.  TDS believes this measure provides useful information to investors regarding TDS’ financial condition and results of operations because it highlights certain key cash and non-cash items and their impacts on cash flows from operating activities.  This amount should not be confused with Cash flows from operating activities, which is a component of the Consolidated Statement of Cash Flows.

Stock repurchase

TDS did not repurchase any shares during the quarter.  TDS determines whether to repurchase shares from time to time based on many considerations, including cash needed for other known or possible requirements, the stock price, market conditions, debt rating considerations, business forecasts, business plans, macroeconomic conditions, share issuances under compensation plans, provisions in governing and legal documents and other legal requirements, and other facts and circumstances.  Subject to these considerations, TDS intends to continue to repurchase its shares from time to time when circumstances warrant.

Conference call information

TDS will hold a conference call on Nov. 7, 2012 at 7:30 a.m. CST.

▪  Access the live call on the Investor Relations page of www.teldta.com  or at http://www.videonewswire.com/event.asp?id=90531.

▪  Access the call by phone at 877/407-8029 (US/Canada), no pass code required.

Before the call, certain financial and statistical information to be discussed during the call will be posted to the Investor Relations page of www.teldta.com. The call will be archived on the Conference Calls page of www.teldta.com.

About TDS

Telephone and Data Systems, Inc. (TDS), a Fortune 500® company, provides wireless, local and long-distance telephone, and broadband services to approximately 7 million customers in 36 states through its business units, U.S. Cellular (wireless) and TDS Telecom (wireline). Founded in 1969 and headquartered in Chicago, TDS employed 12,300 people as of Sept. 30, 2012.

Visit www.teldta.com  for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates and expectations. These statements are based on current estimates, projections and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: impacts of the Sprint Transaction including, but not limited to, the ability to obtain regulatory approval, successfully complete the transaction and the financial impacts of such transaction; the ability of the company to successfully manage and grow its markets; the overall economy; competition; the access to and pricing of unbundled network elements; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded TDS and U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets; pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; and changes in customer growth rates, average monthly revenue per user, churn rates, roaming revenue and terms, the availability of handset devices, or the mix of products and services offered by U.S. Cellular and TDS Telecom. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K Current Report used by TDS to furnish this press release to the Securities and Exchange Commission (“SEC”), which are incorporated by reference herein.

For more information about TDS and its subsidiaries, visit:

TDS: www.teldta.com

U.S. Cellular: www.uscellular.com

TDS Telecom: www.tdstelecom.com

United States Cellular Corporation Summary Operating Data (Unaudited)

Quarter Ended	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011
Total population
Consolidated markets (1)	92,996,000	92,684,000	92,684,000	91,965,000	91,965,000
Consolidated operating markets (1)	46,966,000	46,966,000	46,966,000	46,888,000	46,888,000
Market penetration at end of period
Consolidated markets (2)	6.2%	6.3%	6.3%	6.4%	6.5%
Consolidated operating markets (2)	12.4%	12.3%	12.4%	12.6%	12.7%
All customers
Total at end of period	5,808,000	5,799,000	5,837,000	5,891,000	5,932,000
Gross additions	364,000	290,000	285,000	306,000	299,000
Net additions (losses)	9,000	(38,000)	(49,000)	(41,000)	(36,000)
Smartphones sold as a percent of
total devices sold (3)	53.0%	51.9%	54.1%	52.5%	39.9%
Retail customers
Total at end of period	5,561,000	5,542,000	5,570,000	5,608,000	5,621,000
Smartphone penetration (3) (4)	38.6%	36.8%	34.4%	30.5%	26.2%
Gross additions	350,000	277,000	273,000	298,000	284,000
Net retail additions (losses) (5)	19,000	(28,000)	(34,000)	(13,000)	(23,000)
Net postpaid additions (losses)	(38,000)	(48,000)	(38,000)	(20,000)	(34,000)
Net prepaid additions (losses)	57,000	20,000	4,000	7,000	11,000
Service revenue components (000s)
Retail service	$884,219	$889,219	$888,527	$882,091	$871,199
Inbound roaming	106,132	86,363	80,132	93,353	107,810
Other	46,019	54,160	55,161	54,601	57,600
Total service revenues (000s)	$1,036,370	$1,029,742	$1,023,820	$1,030,045	$1,036,609
Total ARPU (6)	$59.57	$59.05	$58.21	$58.13	$58.09
Billed ARPU (7)	$50.83	$50.99	$50.52	$49.78	$48.82
Postpaid ARPU (8)	$54.34	$54.42	$54.00	$53.35	$52.41
Postpaid churn rate (9)	1.7%	1.6%	1.6%	1.6%	1.5%
Capital expenditures (000s)	$199,100	$183,200	$201,300	$276,400	$248,000
Cell sites in service	7,984	7,932	7,875	7,882	7,828

(1)    Used only to calculate market penetration of consolidated markets and consolidated operating markets, respectively.  See footnote (2) below.

(2)    Market Penetration is calculated by dividing the number of wireless customers at the end of the period by the total population of consolidated markets and consolidated operating markets, respectively, as estimated by Claritas®.

(3)    Smartphones represent wireless devices which run on an Android™, Blackberry®, or Windows Mobile®operating system, excluding tablets.

(4)    Smartphone penetration is calculated by dividing postpaid smartphone customers by total postpaid customers.

(5)    Includes net postpaid additions (losses) and net prepaid additions (losses).

(6)    Total ARPU - Average monthly service revenue per user includes retail service, inbound roaming and other service revenues and is calculated by dividing total service revenues by the number of months in the period and by the average total customers during the period.

(7)    Billed ARPU - Average monthly billed revenue per user is calculated by dividing total retail service revenues by the number of months in the period and by the average total customers during the period. Retail service revenues include revenues attributable to postpaid, prepaid and reseller customers.

(8)    Postpaid ARPU - Average monthly revenue per postpaid user is calculated by dividing total retail service revenues from postpaid customers by the number of months in the period and by the average postpaid customers during the period.

(9)    Represents the percentage of the postpaid customer base that disconnects service each month. This amount represents the average postpaid churn rate for each respective quarterly period.

TDS Telecom Summary Operating Data (Unaudited)

Quarter Ended	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011
TDS Telecom
ILEC:
Residential Connections
Physical access lines (1)	355,800	360,100	363,500	367,600	373,700
Broadband connections (2)	223,100	222,400	219,500	219,600	220,500
IPTV customers	6,700	5,600	4,900	4,600	4,500
ILEC Residential Connections	585,600	588,100	587,900	591,800	598,700

Commercial Connections
Physical access lines (1)	109,800	111,100	112,600	114,400	116,500
Broadband connections (2)	18,500	18,400	18,200	18,200	17,900
managedIP connections (3)	15,000	13,200	10,800	8,600	6,800
ILEC Commercial Connections	143,300	142,700	141,600	141,200	141,200

CLEC:
Residential Connections
Physical access lines (1)	26,200	27,900	29,600	31,800	33,900
Broadband connections (2)	8,900	9,500	10,100	11,000	11,700
CLEC Residential Connections	35,100	37,400	39,700	42,800	45,600

Commercial Connections
Physical access lines (1)	140,300	145,100	151,100	157,300	163,600
Broadband connections (2)	12,000	12,800	13,700	14,600	15,400
managedIP connections (3)	69,500	61,400	53,700	44,900	38,000
CLEC Commercial Connections	221,800	219,300	218,500	216,800	217,000

Total ILEC and CLEC customer connections	985,800	987,500	987,700	992,600	1,002,500

(1)     Individual circuits connecting customers to TDS Telecom's central office facilities.

(2)     The number of customers provided high-capacity data circuits via various technologies, including DSL and dedicated Internet circuit technologies.

(3)     The number of telephone handsets, data lines and IP trunks providing communications using IP networking technology.

TDS Telecom Capital Expenditures (000s)

Quarter Ended	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011
ILEC	$33,700	$32,500	$27,500	$50,300	$36,500
CLEC	5,400	4,900	5,100	7,200	4,700
HMS	4,400	5,500	3,100	5,900	15,000
	$43,500	$42,900	$35,700	$63,400	$56,200

Telephone and Data Systems, Inc. Consolidated Statement of Operations Highlights Three Months Ended September 30, (Unaudited, dollars and shares in thousands, except per share amounts)

			Increase/ (Decrease)
	2012	2011	Amount	Percent
Operating revenues
U.S. Cellular	$1,140,357	$1,110,439	$29,918	3%
TDS Telecom	220,417	210,806	9,611	5%
All Other (1)	9,334	4,178	5,156	>100%
	1,370,108	1,325,423	44,685	3%
Operating expenses
U.S. Cellular
Expenses excluding depreciation, amortization and accretion	935,800	876,855	58,945	7%
Depreciation, amortization and accretion	145,151	141,664	3,487	2%
(Gain) loss on asset disposals and exchanges, net	11,327	(9,700)	21,027	>(100%)
	1,092,278	1,008,819	83,459	8%
TDS Telecom
Expenses excluding depreciation, amortization and accretion	161,515	139,601	21,914	16%
Depreciation, amortization and accretion	48,251	45,682	2,569	6%
Loss on asset disposals and exchanges, net	351	337	14	4%
	210,117	185,620	24,497	13%
All Other (1)
Expenses excluding depreciation and amortization	9,361	1,355	8,006	>100%
Depreciation and amortization	2,817	2,693	124	5%
Loss on asset disposals and exchanges, net	29	12	17	>100%
	12,207	4,060	8,147	>100%

Total operating expenses	1,314,602	1,198,499	116,103	10%
Operating income (loss)
U.S. Cellular	48,079	101,620	(53,541)	(53%)
TDS Telecom	10,300	25,186	(14,886)	(59%)
All Other (1)	(2,873)	118	(2,991)	>(100%)
	55,506	126,924	(71,418)	(56%)
Investment and other income (expense)
Equity in earnings of unconsolidated entities	25,015	22,053	2,962	13%
Interest and dividend income	2,359	2,199	160	7%
Gain on investment	—	12,730	(12,730)	NM
Interest expense	(20,497)	(22,258)	1,761	8%
Other, net	217	115	102	89%
Total investment and other income (expense)	7,094	14,839	(7,745)	(52%)
Income before income taxes	62,600	141,763	(79,163)	(56%)
Income tax expense	22,442	53,545	(31,103)	(58%)
Net income	40,158	88,218	(48,060)	(54%)
Less: Net income attributable to noncontrolling interests, net of tax	(11,041)	(16,924)	5,883	35%
Net income attributable to TDS shareholders	29,117	71,294	(42,177)	(59%)
Preferred dividend requirement	(12)	(12)	—	—
Net income available to common shareholders	$29,105	$71,282	$(42,177)	(59%)

Basic weighted average shares outstanding (2)	108,819	108,404	415	—
Basic earnings per share attributable to TDS shareholders (2)	$0.27	$0.66	$(0.39)	(59%)

Diluted weighted average shares outstanding (2)	109,246	108,732	514	—
Diluted earnings per share attributable to TDS shareholders (2)	$0.27	$0.65	$(0.38)	(58%)

(1)   Consists of Suttle Straus printing and distribution operations, Airadigm, corporate operations and intercompany eliminations.

(2)  On January 13, 2012, TDS shareholders approved a Share Consolidation Amendment to the Restated Certificate of Incorporation of TDS. Average basic and diluted shares outstanding used to calculate earnings per share for the comparative period presented have been retroactively restated to reflect the impact of the increased shares outstanding as a result of the Share Consolidation Amendment.

N/M – Percentage change not meaningful

Telephone and Data Systems, Inc. Consolidated Statement of Operations Highlights Nine Months Ended September 30, (Unaudited, dollars and shares in thousands, except per share amounts)

			Increase/ (Decrease)
	2012	2011	Amount	Percent
Operating revenues
U.S. Cellular	$3,336,878	$3,243,713	$93,165	3%
TDS Telecom	633,011	608,618	24,393	4%
All Other (1)	29,179	11,413	17,766	>100%
	3,999,068	3,863,744	135,324	4%
Operating expenses
U.S. Cellular
Expenses excluding depreciation, amortization and accretion	2,668,224	2,553,409	114,815	4%
Depreciation, amortization and accretion	439,391	431,581	7,810	2%
(Gain) loss on asset disposals and exchanges, net	11,819	(5,741)	17,560	>(100%)
	3,119,434	2,979,249	140,185	5%
TDS Telecom
Expenses excluding depreciation, amortization and accretion	453,918	390,216	63,702	16%
Depreciation, amortization and accretion	143,639	134,362	9,277	7%
Loss on asset disposals and exchanges, net	777	758	19	3%
	598,334	525,336	72,998	14%
All Other (1)
Expenses excluding depreciation and amortization	31,418	8,040	23,378	>100%
Depreciation and amortization	9,132	7,954	1,178	15%
Loss on impairment of assets	515	—	515	N/M
Loss on asset disposals and exchanges, net	11	13	(2)	(15%)
	41,076	16,007	25,069	>100%

Total operating expenses	3,758,844	3,520,592	238,252	7%
Operating income (loss)
U.S. Cellular	217,444	264,464	(47,020)	(18%)
TDS Telecom	34,677	83,282	(48,605)	(58%)
All Other (1)	(11,897)	(4,594)	(7,303)	>(100%)
	240,224	343,152	(102,928)	(30%)
Investment and other income (expense)
Equity in earnings of unconsolidated entities	73,796	64,031	9,765	15%
Interest and dividend income	6,894	6,916	(22)	—
Gain (loss) on investment	(3,728)	26,103	(29,831)	>(100%)
Interest expense	(68,100)	(94,184)	26,084	28%
Other, net	196	1,501	(1,305)	(87%)
Total investment and other income (expense)	9,058	4,367	4,691	>100%
Income before income taxes	249,282	347,519	(98,237)	(28%)
Income tax expense	85,619	95,264	(9,645)	(10%)
Net income	163,663	252,255	(88,592)	(35%)
Less: Net income attributable to noncontrolling interests, net of tax	(39,955)	(45,503)	5,548	12%
Net income attributable to TDS shareholders	123,708	206,752	(83,044)	(40%)
Preferred dividend requirement	(37)	(37)	—	—
Net income available to common shareholders	$123,671	$206,715	$(83,044)	(40%)

Basic weighted average shares outstanding (2)	108,735	108,586	149	—
Basic earnings per share attributable to TDS shareholders (2)	$1.14	$1.90	$(0.76)	(40%)

Diluted weighted average shares outstanding (2)	109,018	109,194	(176)	—
Diluted earnings per share attributable to TDS shareholders (2)	$1.13	$1.89	$(0.76)	(40%)

(1)   Consists of Suttle Straus printing and distribution operations, Airadigm, corporate operations and intercompany eliminations.

(2)  On January 13, 2012, TDS shareholders approved a Share Consolidation Amendment to the Restated Certificate of Incorporation of TDS. Average basic and diluted shares outstanding used to calculate earnings per share for the comparative period presented have been retroactively restated to reflect the impact of the increased shares outstanding as a result of the Share Consolidation Amendment.

N/M – Percentage change not meaningful

Telephone and Data Systems, Inc. Consolidated Balance Sheet Highlights (Unaudited, dollars in thousands)

ASSETS

	September 30, 2012	December 31, 2011

Current assets
Cash and cash equivalents	$589,284	$563,275
Short-term investments	180,578	246,273
Accounts receivable from customers and others	578,195	542,577
Inventory	201,693	130,044
Net deferred income tax asset	46,809	40,898
Prepaid expenses	86,346	80,628
Income taxes receivable	11,595	85,636
Other current assets	26,720	16,349
	1,721,220	1,705,680

Assets held for sale	—	49,647

Investments
Licenses	1,555,118	1,494,014
Goodwill	816,668	797,077
Other intangible assets, net	61,873	50,734
Investments in unconsolidated entities	199,480	173,710
Long-term investments	10,171	45,138
Other investments	886	3,072
	2,644,196	2,563,745

Property, plant and equipment, net
U.S. Cellular	2,934,785	2,790,302
TDS Telecom	927,767	936,757
Other	40,931	57,476
	3,903,483	3,784,535

Other assets and deferred charges	121,917	97,398

Total assets	$8,390,816	$8,201,005

Telephone and Data Systems, Inc. Consolidated Balance Sheet Highlights (Unaudited, dollars in thousands)

LIABILITIES AND EQUITY

	September 30, 2012	December 31, 2011

Current liabilities
Current portion of long-term debt	$1,283	$1,509
Accounts payable	311,868	364,746
Customer deposits and deferred revenues	237,281	207,633
Accrued interest	16,772	7,456
Accrued taxes	74,296	41,069
Accrued compensation	85,485	107,719
Other current liabilities	99,119	144,001
	826,104	874,133

Liabilities held for sale	—	1,051

Deferred liabilities and credits
Net deferred income tax liability	867,188	808,713
Other deferred liabilities and credits	405,160	383,567

Long-term debt	1,528,515	1,529,857

Noncontrolling interests with redemption features	759	1,005

Equity
TDS shareholders’ equity
Series A Common and Common Shares, par value $.01 per share (1)	1,326	1,326
Capital in excess of par value (1)	2,293,008	2,268,711
Treasury shares at cost (1)	(739,560)	(750,921)
Accumulated other comprehensive loss	(8,343)	(8,854)
Retained earnings (1)	2,528,209	2,451,899
Total TDS shareholders’ equity	4,074,640	3,962,161

Preferred shares	826	830
Noncontrolling interests	687,624	639,688

Total equity	4,763,090	4,602,679

Total liabilities and equity	$8,390,816	$8,201,005

(1)  The December 31, 2011 amounts reflect the impact of the Share Consolidation Amendment to the Restated Certificate of Incorporation of TDS, as approved by the TDS shareholders on January 13, 2012.

Balance Sheet Highlights September 30, 2012 (Unaudited, dollars in thousands)

	U.S.	TDS	TDS Corporate	Intercompany		TDS
	Cellular	Telecom	& Other	Eliminations		Consolidated
Cash and cash equivalents	$409,579	$96,520	$83,185	$	―	$589,284
Affiliated cash investments	―	372,644	―		(372,644)	―
Short-term investments	140,494	―	40,084		―	180,578
	$550,073	$469,164	$123,269		$(372,644)	$769,862

Licenses, goodwill and other intangible assets	$2,026,745	$586,068	$(179,154)	$	―	$2,433,659
Investment in unconsolidated entities	162,012	3,813	40,664		(7,009)	199,480
Long-term and other investments	10,173	882	2		―	11,057
	$2,198,930	$590,763	$(138,488)		$(7,009)	$2,644,196

Property, plant and equipment, net	$2,934,785	$927,767	$40,931	$	―	$3,903,483

Long-term debt:
Current portion	$127	$190	$966	$	―	$1,283
Non-current portion	880,486	743	647,286		―	1,528,515
Total	$880,613	$933	$648,252	$	―	$1,529,798

Preferred shares	$ ―	$ ―	$826	$	―	$826

Telephone and Data Systems, Inc.

Schedule of Cash and Cash Equivalents and Investments

(Unaudited, dollars in thousands)

The following table presents TDS’ cash and cash equivalents and investments at September 30, 2012 and December 31, 2011.

	September 30, 2012	December 31, 2011

Cash and cash equivalents	$589,284	$563,275
Amounts included in short-term investments (1) (2)
Government-backed securities (3)	180,578	218,829
Certificates of deposit	—	27,444
	180,578	246,273
Amounts included in long-term investments (1) (4)
Government-backed securities (3)	10,171	45,138

Total cash and cash equivalents and investments	$780,033	$854,686

(1)     Designated as held-to-maturity investments and recorded at amortized cost in the Consolidated Balance Sheet.

(2)     Maturities are less than twelve months from the respective balance sheet dates.

(3)     Includes U.S. treasuries and corporate notes guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program.

(4)     At September 30, 2012, maturities range between 17 and 18 months.

Telephone and Data Systems, Inc.
Consolidated Statement of Cash Flows
Nine Months Ended September 30,
(Unaudited, dollars in thousands)
	2012	2011
Cash flows from operating activities
Net income	$163,663	$252,255
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	592,162	573,897
Bad debts expense	56,597	49,101
Stock-based compensation expense	31,724	27,792
Deferred income taxes, net	52,169	160,436
Equity in earnings of unconsolidated entities	(73,796)	(64,031)
Distributions from unconsolidated entities	45,558	52,385
Loss on impairment of assets	515	—
(Gain) loss on asset disposals and exchanges, net	12,607	(4,970)
(Gain) loss on investment	3,728	(26,103)
Noncash interest expense	2,555	17,973
Other operating activities	1,650	1,630
Changes in assets and liabilities from operations
Accounts receivable	(69,478)	(69,690)
Inventory	(70,918)	(36,387)
Accounts payable	(37,728)	37,369
Customer deposits and deferred revenues	28,323	31,191
Accrued taxes	107,502	2,011
Accrued interest	9,488	10,519
Other assets and liabilities	(95,785)	(76,177)
	760,536	939,201

Cash flows from investing activities
Cash used for additions to property, plant and equipment	(730,897)	(601,760)
Cash paid for acquisitions and licenses	(97,523)	(105,184)
Cash received from divestitures	50,182	—
Cash paid for investments	(45,000)	(101,000)
Cash received for investments	143,444	268,686
Other investing activities	(13,121)	(3,703)
	(692,915)	(542,961)

Cash flows from financing activities
Repayment of short-term debt	—	(32,671)
Repayment of long-term debt	(2,435)	(613,933)
Issuance of long-term debt	358	643,700
TDS Common Shares and Special Common Shares reissued for benefit plans, net of tax payments	(23)	1,402
U.S. Cellular Common Shares reissued for benefit plans, net of tax payments	(2,299)	1,755
Repurchase of TDS Common and Special Common Shares	—	(21,500)
Repurchase of U.S. Cellular Common Shares	—	(62,294)
Dividends paid	(39,930)	(36,496)
Payment of debt issuance costs	—	(21,650)
Distributions to noncontrolling interests	(1,491)	(1,676)
Other financing activities	4,208	(2,657)
	(41,612)	(146,020)

Cash classified as held for sale	—	(11,237)

Net increase in cash and cash equivalents	26,009	238,983
Cash and cash equivalents
Beginning of period	563,275	341,683
End of period	$589,284	$580,666

TDS Telecom Highlights Three Months Ended September 30, (Unaudited, dollars in thousands)
			Increase (Decrease)
	2012	2011	Amount	Percent
Local Telephone Operations
Operating revenues
Residential	$70,239	$70,449	$(210)	—
Commercial	24,386	24,315	71	—
Wholesale	49,425	56,468	(7,043)	(12%)
	144,050	151,232	(7,182)	(5%)
Operating expenses
Cost of services and products	47,617	50,230	(2,613)	(5%)
Selling, general and administrative expenses	41,743	38,960	2,783	7%
Depreciation, amortization and accretion	37,276	35,882	1,394	4%
Loss on asset disposals and exchanges, net	103	225	(122)	(54%)
	126,739	125,297	1,442	1%

Operating income	$17,311	$25,935	$(8,624)	(33%)

Competitive Local Exchange Carrier Operations
Operating revenues
Residential	$4,195	$5,269	$(1,074)	(20%)
Commercial	34,491	34,676	(185)	(1%)
Wholesale	3,840	5,066	(1,226)	(24%)
	42,526	45,011	(2,485)	(6%)
Operating expenses
Cost of services and products	22,226	23,193	(967)	(4%)
Selling, general and administrative expenses	16,283	15,984	299	2%
Depreciation, amortization and accretion	5,524	5,597	(73)	(1%)
Loss on asset disposals and exchanges, net	242	112	130	>100%
	44,275	44,886	(611)	(1%)

Operating income (loss)	$(1,749)	$125	$(1,874)	>(100%)

Hosted and Managed Services Operations
Revenues	$36,428	$17,055	$19,373	>100%
Operating expenses
Cost of services and products	25,332	9,298	16,034	>100%
Selling, general and administrative expenses	10,901	4,428	6,473	>100%
Depreciation, amortization and accretion	5,451	4,203	1,248	30%
Loss on asset disposals and exchanges, net	6	—	6	NM
	41,690	17,929	23,761	>100%

Operating loss	$(5,262)	$(874)	$(4,388)	>(100%)

Intercompany revenues	$(2,587)	$(2,492)	$(95)	(4%)
Intercompany expenses	(2,587)	(2,492)	(95)	(4%)

Total TDS Telecom operating income	$10,300	$25,186	$(14,886)	(59%)

TDS Telecom Highlights Nine Months Ended September 30, (Unaudited, dollars in thousands)
			Increase (Decrease)
	2012	2011	Amount	Percent
Local Telephone Operations
Operating revenues
Residential	$209,720	$210,113	$(393)	—
Commercial	72,717	74,542	(1,825)	(2%)
Wholesale	150,730	165,532	(14,802)	(9%)
	433,167	450,187	(17,020)	(4%)
Operating expenses
Cost of services and products	143,965	143,278	687	—
Selling, general and administrative expenses	126,473	114,518	11,955	10%
Depreciation, amortization and accretion	112,888	109,198	3,690	3%
Loss on asset disposals and exchanges, net	305	511	(206)	(40%)
	383,631	367,505	16,126	4%

Operating income	$49,536	$82,682	$(33,146)	(40%)

Competitive Local Exchange Carrier Operations
Operating revenues
Residential	$13,321	$17,096	$(3,775)	(22%)
Commercial	103,737	103,716	21	—
Wholesale	13,712	15,123	(1,411)	(9%)
	130,770	135,935	(5,165)	(4%)
Operating expenses
Cost of services and products	67,492	68,694	(1,202)	(2%)
Selling, general and administrative expenses	49,312	47,719	1,593	3%
Depreciation, amortization and accretion	16,479	16,526	(47)	—
Loss on asset disposals and exchanges, net	367	190	177	93%
	133,650	133,129	521	—

Operating income (loss)	$(2,880)	$2,806	$(5,686)	>(100%)

Hosted and Managed Services Operations
Revenues	$76,862	$29,922	$46,940	>100%
Operating expenses
Cost of services and products	50,196	13,773	36,423	>100%
Selling, general and administrative expenses	24,268	9,660	14,608	>100%
Depreciation, amortization and accretion	14,272	8,638	5,634	65%
Loss on asset disposals and exchanges, net	105	57	48	84%
	88,841	32,128	56,713	>100%

Operating loss	$(11,979)	$(2,206)	$(9,773)	>(100%)

Intercompany revenues	$(7,788)	$(7,426)	$(362)	(5%)
Intercompany expenses	(7,788)	(7,426)	(362)	(5%)

Total TDS Telecom operating income	$34,677	$83,282	$(48,605)	(58%)

Telephone and Data Systems, Inc. Financial Measures and Reconciliation (Unaudited, dollars in thousands)

Three Months Ended September 30, 2012	U.S. Cellular	TDS Telecom (1)	All Other (2)	Consolidated Total
Operating revenues	$1,140,357	$220,417	$9,334	$1,370,108
Deduct:
U.S. Cellular equipment sales revenue	103,987
Service revenues	1,036,370

Operating income (loss)	48,079	10,300	(2,873)	55,506
Add (Deduct):
Depreciation, amortization and accretion	145,151	48,251	2,817	196,219
Loss on impairment of assets	—	—	—	—
Loss on asset disposals and exchanges, net	11,327	351	29	11,707
Adjusted OIBDA (3)	$204,557	$58,902	$(27)	$263,432

Adjusted OIBDA margin (4)	19.7%	26.7%

Three Months Ended September 30, 2011	U.S. Cellular	TDS Telecom (1)	All Other (2)	Consolidated Total
Operating revenues	$1,110,439	$210,806	$4,178	$1,325,423
Deduct:
U.S. Cellular equipment sales revenue	73,830
Service revenues	1,036,609

Operating income	101,620	25,186	118	126,924
Add (Deduct):
Depreciation, amortization and accretion	141,664	45,682	2,693	190,039
Loss on impairment of assets	—	—	—	—
(Gain) loss on asset disposals and exchanges, net	(9,700)	337	12	(9,351)
Adjusted OIBDA (3)	$233,584	$71,205	$2,823	$307,612

Adjusted OIBDA margin (4)	22.5%	33.8%

	TDS Consolidated
Three Months Ended September 30,	2012	2011
Cash flows from operating activities	$253,626	$376,990
Deduct:
Cash used for additions to property, plant and equipment	229,686	250,904
Free cash flow (5)	$23,940	$126,086

Telephone and Data Systems, Inc. Financial Measures and Reconciliation (Unaudited, dollars in thousands)

Nine Months Ended September 30, 2012	U.S. Cellular	TDS Telecom (1)	All Other (2)	Consolidated Total
Operating revenues	$3,336,878	$633,011	$29,179	$3,999,068
Deduct:
U.S. Cellular equipment sales revenue	246,946
Service revenues	3,089,932

Operating income (loss)	217,444	34,677	(11,897)	240,224
Add (Deduct):
Depreciation, amortization and accretion	439,391	143,639	9,132	592,162
Loss on impairment of assets	—	—	515	515
Loss on asset disposals and exchanges, net	11,819	777	11	12,607
Adjusted OIBDA (3)	$668,654	$179,093	$(2,239)	$845,508

Adjusted OIBDA margin (4)	21.6%	28.3%

Nine Months Ended September 30, 2011	U.S. Cellular	TDS Telecom (1)	All Other (2)	Consolidated Total
Operating revenues	$3,243,713	$608,618	$11,413	$3,863,744
Deduct:
U.S. Cellular equipment sales revenue	219,961
Service revenues	3,023,752

Operating income (loss)	264,464	83,282	(4,594)	343,152
Add (Deduct):
Depreciation, amortization and accretion	431,581	134,362	7,954	573,897
Loss on impairment of assets	—	—	—	—
(Gain) loss on asset disposals and exchanges, net	(5,741)	758	13	(4,970)
Adjusted OIBDA (3)	$690,304	$218,402	$3,373	$912,079

Adjusted OIBDA margin (4)	22.8%	35.9%

	TDS Consolidated
Nine Months Ended September 30,	2012	2011
Cash flows from operating activities	$760,536	$939,201
Deduct:
Cash used for additions to property, plant, and equipment	730,897	601,760
Free cash flow (5)	$29,639	$337,441

(1)    Includes ILEC, CLEC and HMS intercompany eliminations.

(2)     Consists of Suttle-Straus and Airadigm (as of September 23, 2011), which represents TDS’ Non-Reportable Segment, corporate operations and intercompany eliminations between U.S. Cellular, TDS Telecom and corporate operations. Amounts in this column are presented only to reconcile to consolidated totals and may not otherwise be meaningful.

(3)     Adjusted OIBDA is defined as operating income excluding the effects of: depreciation, amortization and accretion (OIBDA); the loss on impairment of assets (if any); and the net gain or loss on asset disposals and exchanges (if any).  Adjusted OIBDA excludes the loss on impairment of assets (if any) and net gain or loss on asset disposals and exchanges (if any) in order to show operating results on a more comparable basis from period to period.  TDS does not intend to imply that any of such amounts that are excluded are non-recurring, infrequent or unusual; such gains or losses may occur in the future.
Adjusted OIBDA is a segment measure reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance.  This amount may also be commonly referred to by management as operating cash flow.  TDS believes this measure provides useful information to investors regarding TDS’ financial condition and results of operations because it highlights certain key cash and non-cash items and their impacts on cash flows from operating activities.  This amount should not be confused with Cash flows from operating activities, which is a component of the Consolidated Statement of Cash Flows.

(4)   Adjusted OIBDA margin is defined as adjusted OIBDA divided by service revenues (U.S. Cellular) and operating revenues (TDS Telecom).  Equipment revenues are excluded from the denominator of the U.S. Cellular calculation since equipment is generally sold at a net negative margin, and the net equipment subsidy is effectively a cost for purposes of assessing business results and is already reflected in adjusted OIBDA. TDS believes that this calculation method is consistent with the method used by certain investors to assess U.S. Cellular’s business results.  Adjusted OIBDA margin may also be commonly referred to by management as operating cash flow margin.

(5)   Free cash flow is defined as cash flows from operating activities less Cash used for additions to property, plant and equipment. Free cash flow is a non-GAAP financial measure.  TDS believes that free cash flow as reported by TDS is useful to investors and other users of its financial information in evaluating the amount of cash generated by business operations, after consideration of capital expenditures.